Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)          Registration Statement (Form S-8 No. 333-199441), pertaining to the Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,

(2)          Registration Statement (Form S-8 No. 333-205116), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,

(3)          Registration Statement (Form S-8 No. 333-210045), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,

(4)          Registration Statement (Form S-8 No. 333-217807), pertaining to Agile Therapeutics Inc. 2014 Incentive Compensation Plan,

(5)          Registration Statement (Form S-8 No. 333-228151), pertaining to Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan,

(6)          Registration Statement (Form S-8 No. 333-232989), pertaining to Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan (filed on August 2, 2019),

(7)	Registration Statement (Form S-8 No. 333-254428), pertaining to Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan (filed on March 18, 2021), and

(8)Registration Statement (Form S-3 No. 333-249273) of Agile Therapeutics, Inc.

of our report dated March 30, 2022, with respect to the financial statements of Agile Therapeutics, Inc., included in this Annual Report (Form 10-K) of Agile Therapeutics, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 30, 2022